                                             February 26, 2008

The Bank of New York
One Wall Street
New York, NY 10286

                        Re: Morgan Stanley Series Funds-
                               Morgan Stanley Commodities Alpha Fund
                            Morgan Stanley Commodities Alpha Fund (Cayman), Ltd.

Dear Sirs:

The Custody Agreement made as of September 25, 2007, between you and various
Morgan Stanley funds (the "Agreement"), provides that another Morgan Stanley investment company or investment vehicle may only be added to the Agreement by a writing signed by both you and such entity.

This letter is to inform you that the above-referenced entities desire to retain you as their respective custodian under the Agreement.

                                             Very truly yours,

-----------------------------------------|--------------------------------------
Morgan Stanley Series Funds on behalf of | Morgan Stanley Commodities Alpha Fund
                                         | (Cayman), Ltd.
Morgan Stanley Commodities Alpha Fund    | By:   /s/ Ronald E. Robison
By:    /s/ Ronald E. Robison             |
-----------------------------------------|--------------------------------------
Name:  Ronald E. Robison                 | Name:  Ronald E. Robison
Title: President and Principal           | Title: Director
       Executive Officer                 |
-----------------------------------------|--------------------------------------

The Bank of New York hereby notifies the above-referenced entities of its willingness to serve as such funds' custodian under the Agreement.

The Bank of New York
By: /s/ Bruce L. Baumann
    -----------------------------------
Name:  Bruce L. Baumann
Title: Vice President

                                CUSTODY AGREEMENT

     Agreement made as of this 25th day of September, 2007, between each investment company or investment vehicle listed in either Part 1 or Part 2 of
Schedule A hereto (each a "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Custodian").

                                   WITNESSETH:

     WHEREAS, each Fund listed in Part 1 of Schedule A hereto has previously executed a Custody Agreement with Custodian and wishes this Agreement to replace such previously executed Custody Agreement as amended and restated;

     WHEREAS, from time to time additional investment companies or investment vehicles may elect to be added to Part 2 of Schedule A, and Custodian may elect to add the same to Part 2 of such Schedule;

     NOW, THEREFORE, that for and in consideration of the mutual promises hereinafter set forth, each Fund and the Custodian agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, shall have the following meanings:

     1. "Agreement" shall mean this Custody Agreement and each Appendix and
Schedule delivered in connection herewith.

     2. "Authorized Person" shall mean any person, whether or not such person is an Officer or employee of the Fund, (a) who is duly authorized by the Board of
Trustees of the Fund to give Oral Instructions and Instructions on behalf of the
Fund and listed in the Certificate annexed hereto as Schedule I or such other
Certificate as may be received by the Custodian from time to time, provided that each person who is designated in any such Certificate as an "Officer of MST"
shall be an Authorized Person only for purposes of Articles V and VI hereof, or
(b) who utilizes the necessary user and authorization codes, passwords and/or authentication keys in delivering Instructions.

     3. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

     4. "Call Option" shall mean an exchange traded option with respect to
Securities other than Index, Futures Contracts, and Futures Contract Options entitling the

holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying instruments, currency, or Securities.

     5. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received (irrespective of constructive receipt) by the
Custodian and signed on behalf of the Fund by any two Officers.

     6. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

     7. "Collateral Account" shall mean a segregated account so denominated which is specifically allocated to a Series and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of any Put
Option guarantee letter or similar document.

     8. "Composite Currency Unit" shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.

     9. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying instruments, currency, or Securities (excluding Futures Contracts) which are owned by the writer thereof.

     10. "Currency" shall mean money denominated in a lawful currency of any country or the European Currency Unit.

     11. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other clearing agency or securities depositories registered with the Securities and Exchange Commission that are authorized to act as such in accordance with Rule 17f-4 of the Investment Company Act of 1940, as amended and identified to the Fund from time to time by the Custodian.

     12. "Federal Funds Rate" shall mean the so designated interest rate as publicly announced to be in effect from time to time.

     13. "Financial Futures Contract" shall mean the firm commitment to buy or sell financial instruments on a U.S. commodities exchange or board of trade at a specified future time at an agreed upon price.

                                      -2-

     14. "Foreign Depository" shall have the meaning assigned thereto in Article
IV hereof.

     15. "Instructions" shall mean communications actually received by Custodian from a person reasonably believed by the Custodian to be an Authorized Person by
S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

     16. "Investment Company Act of 1940" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     17. "Option" shall mean a Call Option. Covered Call Option. Index Option and/or a Put Option.

     18. "Oral Instructions" shall mean verbal instructions actually received
(irrespective of constructive receipt) by the Custodian from an Authorized
Person or from a person reasonably believed by the Custodian to be an Authorized
Person.

     19. "Special Account" shall mean a sub-account within the custody account hereunder established by the Custodian on its books and records from time to time to reflect such assets as the Fund may specify from time to time in
Instructions.

     20. "Series" shall mean the various portfolios, if any, of the Fund as described from time to time in the current and effective prospectus for the
Fund, except that if the Fund does not have more than one portfolio, "Series"
shall mean the Fund or be ignored where a requirement would be imposed on the
Fund or the Custodian which is unnecessary if there is only one portfolio.

     21. "Shares" shall mean the shares of beneficial interest of the Fund and its Series.

     22. "Transfer Agent" shall mean Morgan Stanley Trust, a New Jersey limited purpose trust company, its successors and assigns.

     23. "Transfer Agent Account" shall mean any account in the name of the
Transfer Agent maintained with The Bank of New York pursuant to a Cash
Management and Related Services Agreement between The Bank of New York and the
Transfer Agent.

                                   ARTICLE III
                            APPOINTMENT OF CUSTODIAN

     1. The Fund hereby constitutes and appoints the Custodian as custodian of the Securities and money at any time owned by the Fund during the period of this
Agreement.

                                      -3-

     2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

     1. The Fund will deliver or cause to be delivered to the Custodian all
Securities and all money owned by it, at any time during the period of this
Agreement, and shall specify with respect to such Securities and money the
Series to which the same are specifically allocated, and the Custodian shall not be responsible for any Securities or money not so delivered. The Custodian shall physically segregate, keep and maintain the Securities of the Series separate and apart from each other Series and from other assets held by the Custodian.
The Custodian shall be entitled to utilize Depositories, Sub-custodians (as defined in Article X, section 8(a)), and Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Sub-custodians shall be held subject to the terms and conditions of the Custodian's agreements with such Sub-custodians. Sub-custodians may be authorized to hold Securities in
Foreign Depositories in which such Sub-custodians participate. Unless otherwise required by local law or practice or a particular sub-custodian agreement,
Securities deposited with a Sub-custodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of the Custodian, holding only
Securities held by the Custodian as custodian for its customers. The Custodian shall identify on its books and records the Securities and cash belonging to the
Fund, whether held directly or indirectly through Depositories, Foreign
Depositories, or Sub-custodians. The Custodian shall, directly or indirectly through Sub-custodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such
Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. The Custodian at any time may cease utilizing any Sub-custodian and/or may replace a Sub-custodian with a different Sub-custodian (the "Replacement Sub-custodian"). In the event the
Custodian selects a Replacement Sub-custodian, the Custodian shall not utilize such Replacement Sub-custodian until after the Fund's board or foreign custody manager has determined that utilization of such Replacement Sub-custodian satisfies the requirements of the Investment Company Act of 1940, as amended and
Rule 17f-5 thereunder. Except as otherwise expressly provided in this Agreement, the Custodian will not be responsible for any Securities and money not actually received by it, unless the Custodian has been negligent or has engaged in willful misconduct with respect thereto. The Custodian will be entitled to reverse any credits of money made on the Fund's behalf where such credits have been previously made and money are not finally collected, unless the Custodian has been negligent or has engaged in willful misconduct with respect thereto.
All securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this
Agreement. The Custodian shall

                                       -4-

have no power or authority to assign, hypothecate, pledge or otherwise dispose of any Securities except as provided by the terms of this Agreement, and shall have the sole power to release and deliver Securities held pursuant to this
Agreement.

     2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all money received by it for the account of the Fund with respect to such
Series. Such money will be held in such manner and account as the Fund and the
Custodian shall agree upon in writing from time to time. Money credited to a separate account for a Series shall be subject only to drafts, orders, or charges of the Custodian pursuant to this Agreement and shall be disbursed by the Custodian only:

          (a) As hereinafter provided;

          (b) Pursuant to Resolutions of the Fund's Board of Trustees certified by an Officer and by the Secretary or Assistant Secretary of the Fund setting forth the name and address of the person to whom the payment is to be made, the
Series account from which payment is to be made, the purpose for which payment is to be made, and declaring such purpose to be a proper corporate purpose;
provided, however, that amounts representing dividends or distributions with respect to Shares shall be paid only to the Transfer Agent Account;

          (c) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series and authorized by this
Agreement; or

          (d) Pursuant to Certificates to pay interest, taxes, management fees or operating expenses (including, without limitation thereto, Board of Trustees'
fees and expenses, and fees for legal accounting and auditing services), which
Certificates set forth the name and address of the person to whom payment is to be made, state the purpose of such payment and designate the Series for whose account the payment is to be made.

     3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary, on a per Series basis, of all transfers to or from the account of the Fund for a Series, either hereunder or with any co-custodian or sub-custodian appointed in accordance with this
Agreement during said day. Where Securities are transferred to the account of the Fund for a Series but held in a Depository, the Custodian shall upon such transfer also by book-entry or otherwise identify such Securities as belonging to such Series in a fungible bulk of Securities registered in the name of the
Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or a Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement, on a per Series basis, of the Securities and money held under this Agreement for the Fund.

                                       -5-

     4. All Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the
Book-Entry System, shall be held by the Custodian in that form; all other
Securities held hereunder may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or a
Depository or their successor or successors, or their nominee or nominees. The
Fund agrees to furnish to the Custodian appropriate instruments to enable the
Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a
Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such
Securities specifically allocated to a Series which are not held in the
Book-Entry System or in a Depository in a separate account in the name of such
Series physically segregated at all times from those of any other person or persons.

     5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or a Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Fund hereunder in accordance with preceding paragraph 4:

          (a) Promptly collect all income and dividends due or payable;

          (b) Promptly present for payment and collect for the Fund's account the amount payable upon all Securities which mature,

          (c) Promptly surrender Securities in temporary form in exchange for definitive Securities;

          (d) Promptly execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect;

          (e) Hold directly, or through the Book-Entry System or a Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the
Custodian for such Series hereunder.

     6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or a Depository, shall:

          (a) Promptly execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities held hereunder for the Series specified in such Certificate may be exercised;

                                       -6-

          (b) Promptly deliver any Securities held hereunder for the Series specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any right, warrant or conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

          (c) Promptly deliver any Securities held hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series in exchange therefor such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery or such Securities as may be issued upon such delivery; and

          (d) Promptly present for payment and collect the amount payable upon
Securities which may be called as specified in the Certificate.

     7.   (a) Custodian or Sub-custodian shall promptly notify the Fund of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian or Sub-custodian has actually received, from the issuer or a relevant Depository (with respect to Securities issued in the
United States) or from the relevant Sub-custodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian or Sub-custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent receipt of such notice, Custodian or Sub-custodian shall have no liability for failing to so notify the Fund.

          (b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for directing Custodian or
Sub-custodian to act. In order for Custodian or Sub-custodian to act, it must receive the Fund's Certificate or Instructions at Custodian's offices, addressed as Custodian or Sub-custodian may from time to time request, not later than noon
(New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as
Custodian or Sub-custodian may specify to the Fund). Absent Custodian's or
Sub-custodian's timely receipt of such Certificate or Instructions, Custodian or
Sub-custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

                                      -7-

                                   ARTICLE IV
                              FOREIGN DEPOSITORIES

     1. As used in this Article, the term "Foreign Depository" shall mean each
Eligible Securities Depository as defined in Rule l7f-7 under the Investment
Company Act of 1940, as amended (the "Rule"), identified by Custodian to the
Fund from time to time, and their respective nominees.

     2. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibilities for the safekeeping of the Fund's assets would exercise (i) to provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign
Depository: (a) the financial infrastructure of the country in which it is organized, but not of any Foreign Depository to the extent covered by an analysis described in clause (i) of this Section, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and
(f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

     3. In the event that Custodian believes that a depository institution has ceased to be an Eligible Securities Depository, Custodian shall promptly notify the Fund and shall act in accordance with instructions of the Fund with respect to the disposition of any assets of the Fund held by such depository institution.

     4. Custodian shall exercise reasonable care, prudence and diligence in performing the requirements set forth in paragraphs 1,2 and 3 above.

     5. The Fund hereby represents and warrants that before authorizing the placement of assets by Custodian with a particular Foreign Depository, the Fund or the investment adviser has determined, based in party on the Fund's review of the risks analysis provided to the Fund by Custodian as described in Section 2 of this Article, that the custody arrangements of such Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the Investment Company Act of 1940.

                                    ARTICLE V
         PURCHASE AND SALE OF SECURITIES GENERALLY; CREDITS TO ACCOUNT

     1. Promptly after each purchase or sale of Securities by the Fund, the Fund shall deliver to Custodian instructions, or with respect to a purchase or sale of a Security

                                       -8-

generally required to be settled on the same day the purchase or sale is made,
Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by
Custodian.

     2. Subject to the foregoing provisions of this Agreement, the Custodian shall deliver and receive Securities, and receipts with respect to such
Securities, and shall make and receive payments only in accordance with the customs prevailing from time to time among brokers or dealers in such Securities and, except as may otherwise be provided by this Agreement or as may be in accordance with such customs, shall make payment for Securities only against delivery thereof and deliveries of Securities only against payment therefor.

     3. The Fund understands that when Custodian is instructed to deliver
Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of
Securities may be effected by Custodian or any Sub-custodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such
Securities. The Fund assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of
Securities.

     4. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received unless Custodian has been negligent or has engaged in willful misconduct with respect thereto. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

                                   ARTICLE VI
                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

     1. Whenever the Fund shall determine to pay a dividend or distribution on
Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

                                      -9-

     2. Upon the payment date specified in such Instructions or Certificate, the
Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Fund specified therein.

                                   ARTICLE VII
                          SALE AND REDEMPTION OF SHARES

     1. Whenever the Fund shall sell any Shares, it shall deliver or cause to be delivered, to the Custodian a Certificate duly specifying:

          (a) The Series, the number of Shares sold, trade date, and price; and

          (b) The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

     2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

     3. Upon issuance of any Shares of any Series the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

     4. Except as provided hereinafter, whenever the Fund desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall furnish to the Custodian a Certificate specifying:

          (a) the number and Series of Shares redeemed; and

          (b) the amount to be paid for such Shares.

     5. Upon receipt from the Transfer Agent of an advice setting forth the
Series and number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the money held in the separate account in the name of the Series the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

     6. Notwithstanding the above provisions regarding the redemption of any
Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the

                                      -10-

check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the separate account of the Series of the Shares being redeemed.

                                  ARTICLE VIII
                           OVERDRAFTS OR INDEBTEDNESS

     1. If the Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the money held by the
Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Oral Instructions, or Instructions or which results in an overdraft in the separate account of such Series for some other reason, or if the Fund is for any other reason indebted to the Custodian with respect to a Series, (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the Federal Funds Rate plus 1/2%, such rate to be adjusted on the effective date of any change in such Federal Funds Rate but in no event to be less than 6% per annum. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien, security interest, and security entitlement in and to any property including any investment property or any financial asset specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any money balance of account standing to such Series' credit on the Custodian's books.

     2. The Fund will cause to be delivered to the Custodian by any bank
(including, if the borrowing is pursuant to a separate agreement, the Custodian)
from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a)
the Series to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable. (f) the total amount payable to the Fund on the borrowing date, (g) the market value of
Securities to be delivered as collateral for

                                      -11-

such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment
Company Act of 1940 and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all
Securities released from collateral status to be returned directly to the
Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, to any such bank, the Custodian shall not be under any obligation to deliver any Securities.

                                   ARTICLE IX
                                  INSTRUCTIONS

     1. Where the method for transmitting Instructions by the Fund involves an automatic systems acknowledgment by the Custodian of its receipt of such
Instructions, then in the absence of such acknowledgment the Custodian shall not be liable for any failure to act pursuant to such Instructions, the Fund may not claim that such Instructions were received by the Custodian, and the Fund shall deliver Instructions by some other means.

     2. (a) The Fund agrees that where it delivers to the Custodian Instructions hereunder, it shall be the Fund's sole responsibility to ensure that only persons duly authorized by the Fund transmit such Instructions to the Custodian.
The Fund will cause all persons transmitting Instructions to the Custodian to treat applicable user and authorization codes, passwords and authentication keys with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto.

        (b) The Fund hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Custodian and that there may be more secure methods of transmitting instructions to the Custodian than the method(s)
selected by the Fund. The Fund hereby agrees that the security procedures (if any) to be followed in connection

                                      -12-

with the Fund's transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

     3. The Fund hereby represents, warrants and covenants to the Custodian that this Agreement has been duly approved by a resolution of its Board of Trustees, and that its transmission of Instructions pursuant hereto shall at all times comply with the Investment Company Act.

     4. The Fund shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send
Instructions as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the Business Day on which discovery should have occurred through the exercise of reasonable care, and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Fund whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Fund's ability to send Instructions.

                                    ARTICLE X
                            CONCERNING THE CUSTODIAN

     1. The Custodian shall use reasonable care in the performance of its duties hereunder, and, except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise hereunder, except for any such loss or damage arising out of its own negligence, bad faith, or willful misconduct or that of its officers, employees, or agents. The Custodian may, with respect to questions of law arising hereunder, apply for and obtain the advice and opinion of counsel to the Fund, at the expense of the Fund, or of its own counsel, at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository or Foreign
Depository only if such loss or damage arises by reason of any negligence or willful misconduct on the part of the Custodian or any of its employees or agents.

     2. Notwithstanding the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

          (a) The validity (but not the authenticity) of the issue of any
Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor, as specified in a Certificate, Oral Instructions, or
Instructions;

          (b) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor, as specified in a
Certificate;

                                      -13-

          (c) The legality of the declaration or payment of any dividend by the
Fund, as specified in a resolution, Certificate, Oral Instructions, or
Instructions;

          (d) The legality of any borrowing by the Fund using Securities as collateral;

          (e) The legality of any loan of portfolio Securities, nor shall the
Custodian be under any duty or obligation to see to it that the cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan, except that this sub-paragraph shall not excuse any liability the
Custodian may have for failing to act in accordance with any Certificate, Oral
Instructions, or Instructions given in accordance with this Agreement. The
Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the
Fund, but such duty or obligation shall be the sole responsibility of the Fund.
In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the
Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

          (f) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Fund, except that this sub-paragraph shall not excuse any liability the Custodian may have for failing to establish, maintain, make deposits to or withdrawals from such accounts in accordance with this Agreement. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, to see that any payment received by the Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of the Custodian's receipt or non-receipt of any such payment.

     3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or a
Depository.

     4. With respect to Securities held in a Depository or a Foreign Depository except as otherwise provided in paragraph 5 of Article III hereof, the Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls,

                                      -14-

conversions, exchange offers, tenders, interest rate changes or similar matters relating to such Securities, unless the Custodian shall have actually received timely notice from a Depository in which such Securities are held. In no event shall the Custodian have any responsibility or liability for the failure of a
Depository or Foreign Depository to collect, or for the late collection or late crediting by a Depository of any amount payable upon Securities deposited in a
Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in a Depository or Foreign Depository the Custodian shall make a claim on behalf of the Fund, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect to any Securities held by a Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or alternatively, the Fund shall be subrogated to the rights of the Custodian with respect to such claim should it so request in a Certificate. This paragraph shall not, however, excuse any failure by the Custodian to act in accordance with a Certificate or Instructions given in accordance with this Agreement.

     5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the
Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer
Agent of the Fund in accordance with this Agreement.

     6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after the Custodian has timely and properly, in accordance with this Agreement, made due demand or presentation, unless and until (i) it shall be directed to take such action by a
Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action, but the Custodian shall have such a duty if the Securities were not in default on the payable date and the Custodian failed to timely and properly make such demand for payment and such failure is the reason for the non-receipt of payment.

     7. (a) The Custodian may appoint one or more banking institutions as domestic sub-custodian or sub-custodians, or as domestic co-custodian or co-custodians of Securities and money at any time owned by the Fund, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Custodian, the Fund and the appointed institution.

     8. (a) Unless the Custodian has received a Certificate or Instructions to the contrary, the Custodian shall hold Securities indirectly through a
Sub-custodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Sub-custodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe

                                      -15-

custody or administration of Securities on behalf of the Fund by such
Sub-custodian, (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration, and (iii) in the case of a foreign sub-custodian, the sub-custodial arrangement is in compliance with Rule 17f-5 under the Investment
Company Act of 1940.

     9. (a) The Custodian will use reasonable care with respect to its obligations under this Agreement and the safekeeping of securities and money owned by the Fund. The Custodian shall be liable to the Fund for any loss which shall occur as the result of the failure of a Sub-custodian, which is a banking institution located in a foreign country and identified on Schedule A attached hereto, as amended from time to time upon mutual agreement of the parties, (each a "Sub-custodian") to exercise the reasonable care required by Rule 17f-5 under the Investment Company Act of 1940. In the event of any loss to the Fund by reason of the failure of the Custodian or a Sub-Custodian to utilize reasonable care, the Custodian shall be liable to the Fund only to the extent of the Fund's direct damages, to be determined based on the market value of the Securities and money which are the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

          (b) With respect to any losses incurred by the Fund as a result of the acts or any failures to act by any sub-custodian not appointed by the Custodian and not listed on Schedule A (other than a BNY Affiliate), the Custodian shall take appropriate action to recover such losses from such sub-custodian; and the
Custodian's sole responsibility and liability to the Fund shall by limited to amounts so received from such sub-custodian (exclusive of costs and expenses incurred by the Custodian).

          (c) The Custodian shall not be liable for any loss which results from
(i) the general risk of investing, or (ii) investing or holding Securities and money in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; or market conditions which prevent the orderly execution of securities transactions or affect the value of Securities or money.

     10. Neither party shall be liable to the other for any loss due to forces beyond its control including, but not limited to, strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     11. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it, for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Fund.

                                      -16-

     12. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all reasonable out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Fund. The
Custodian may charge such compensation, and any such expenses with respect to a
Series incurred by the Custodian in the performance of its duties under this
Agreement against any money specifically allocated to such Series. The Custodian shall also be entitled to charge against any money held by it for the account of a Series the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement attributable to, or arising out of, its serving as Custodian for such Series. The expenses for which the Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of
Sub-custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of
Securities of the Fund. Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the Custodian shall, prior to effecting any charge for compensation, expenses, or any overdraft or indebtedness or interest thereon, submit an invoice therefor to the Fund.

     13. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing, Oral Instructions, or Instructions received by the
Custodian and reasonably believed by the Custodian to be genuine. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof confirming
Oral Instructions or Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions or Instructions are given to the
Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions thereby authorized by the
Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions or Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

     14. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained by the Custodian as required by the
Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative, and the Fund shall reimburse the Custodian its expenses of providing such copies. Upon reasonable request of the Fund, the
Custodian shall provide in hard copy or on micro-film, whichever the Custodian elects, any records included in any such delivery which are maintained by the
Custodian on a

                                      -17-

computer disc, or are similarly maintained, and the Fund shall reimburse the
Custodian for its expenses of providing such hard copy or micro-film.

     15. The Custodian shall provide the Fund with any report obtained by the
Custodian on the system of internal accounting control of the Book-Entry System, each Depository or O.C.C. and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

     16. The Custodian shall furnish annually to the Fund a detailed report prepared by the Custodian's accountants with respect to the Custodian's internal systems and controls (the "SAS 70") in the form such SAS 70 is generally provided by the Custodian to other investment companies for which the Custodian acts as custodian.

     17. The Fund agrees to indemnify the Custodian against and save the
Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising out of, or related to, the
Custodian's performance of its obligations under this Agreement, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence, bad faith, or willful misconduct or that of its officers, employees, or agents.

     18. Subject to the foregoing provisions of this Agreement, the Custodian shall deliver and receive Securities, and receipts with respect to such
Securities, and shall make and receive payments only in accordance with the customs prevailing from time to time among brokers or dealers in such Securities and, except as may otherwise be provided by this Agreement or as may be in accordance with such customs, shall make payment for Securities only against delivery thereof and deliveries of Securities only against payment therefor.

     19. In the event the Custodian inadvertently or otherwise provides any pricing information the Fund shall disregard the same and the Custodian shall have no liability therefor.

     20. Until such time as the Custodian receives a certificate to the contrary with respect to a particular Security, the Custodian may release the identity of the Fund to an issuer which requests such information pursuant to the
Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

     21. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this
Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                      -18-

                                   ARTICLE XI
                                  TERMINATION

     1. Except as provided in paragraph 3 of this Article, this Agreement shall continue until terminated by either the Custodian giving to the Fund, or the
Fund giving to the Custodian, a notice in writing specifying the date of such termination, which date shall be not less than 60 days after the date of the giving of such notice. In the event such notice or a notice pursuant to paragraph 3 of this Article is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Fund, certified by an
Officer and the Secretary or an Assistant Secretary of the Fund, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be eligible to serve as a custodian for the securities of a management investment company under the Investment Company Act of 1940. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary, the Clerk, any Assistant
Secretary or any Assistant Clerk, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the
Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all
Securities and money then owned by the Fund and held by it as the Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled, and thereupon such Fund shall be deemed deleted from Schedule A hereto.

     2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry
System which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this
Agreement.

     3. Notwithstanding the foregoing, the Fund may terminate this Agreement upon the date specified in a written notice in the event of the "Bankruptcy" of
The Bank of New York, As used in this sub-paragraph, the term "Bankruptcy" shall mean The Bank of New York's making a general assignment, arrangement or composition with or for the benefit of its creditors, or instituting or having instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or the entry of a order for relief under any applicable bankruptcy law or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or if a petition is presented for the

                                      -19-

winding up or liquidation of the party or a resolution is passed for its winding up or liquidation, or it seeks, or becomes subject to, the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets or its taking any action in furtherance of, or indicating its consent to approval of, or acquiescence in, any of the foregoing.

                                   ARTICLE XII
                                  MISCELLANEOUS

     1. This Agreement shall be considered for all purposes a separate agreement between Custodian and each Fund individually, and no Fund shall have any liability or obligations with respect to any other Fund.

     2. The Fund agrees to furnish to Custodian a new Certificate of Authorized
Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, other than any Certificate or
Instructions, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 100 Church Street, New York, New
York 10286, or at such other place as the Custodian may from time to time designate in writing.

     4. The Custodian shall annually provide a copy of its SAS 70 to the Fund.

     5. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and received by it at its offices previously specified, in the case of any Fund listed in Part 1 of Schedule A attached hereto, or specified on
Schedule A attached hereto with respect to any Fund listed in Part 2 of such
Schedule A, or, in either case, at such other place as the Fund may from time to time designate in writing.

     6. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to
Schedule I hereto need be signed only by the Fund. Schedule A hereto may be amended to add a Fund to Part 2 only by a writing signed by both Custodian and such Fund.

     7. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian or The Bank of New York without the written consent of the Fund, authorized or approved by a resolution of the
Fund's Board of Trustees. For purposes of this paragraph, no merger, consolidation, or amalgamation of the Custodian,

                                      -20-

The Bank of New York, or the Fund shall be deemed to constitute an assignment of this Agreement.

     8. This Agreement shall be construed in accordance with the laws of the
State of New York without giving effect to conflict of laws principles thereof.
Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

     9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     10. The Fund hereby acknowledges that the Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the
USA PATRIOT Act and its implementing regulations, pursuant to which the
Custodian must obtain, verify and record information that allows the Custodian to identify the Fund. Accordingly, prior to opening an Account hereunder the
Custodian will ask the Fund to provide certain information including, but not limited to, the Fund's name, physical address, tax identification number and other information that will help the Custodian to identify and verify the Fund's identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Fund agrees that the Custodian cannot open an Account hereunder unless and until the
Custodian verifies the Fund's identity in accordance with its CIP.

     11. A copy of the Declaration of Trust of the Fund is on file with the
Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as
Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular
Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

THE BANK OF NEW YORK                     EACH FUND ON SCHEDULE A

By: /s/ Bruce L. Baumann                 By: /s/ Ronald E. Robison
    ----------------------------------       -----------------------------------
    Bruce L. Baumann                         Ronald E. Robison
    Vice President

                                      -21-

                                   APPENDIX I

                    ELECTRONIC SERVICES TERMS AND CONDITIONS

     1. License; Use. (a) This Appendix I shall govern Customer's use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York and its affiliates ("BNY") may provide to Customer, such as The Bank of New York Inform (TM) and The Bank of
New York CA$H-Register Plus(R), and any computer software, proprietary data and documentation provided by BNY to Customer in connection therewith (collectively, the "Electronic Services"). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to Customer's use of the Electronic Services, the terms of this Appendix I shall control.

     (b) BNY grants to Customer a personal, nontransferable and nonexclusive license to use the Electronic Services to which Customer subscribes solely for the purpose of transmitting instructions and information ("Instructions"), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNY in connection with the
Customer's relationship with BNY. Customer shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Electronic Services.
Customer acknowledges that BNY and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof. Customer further acknowledges that all or a part of the Electronic
Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNY or its suppliers. Customer shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall Customer attempt to decompile, reverse engineer or modify the Electronic Services. Customer may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNY's prior written consent.
Customer may not remove any statutory copyright notice or other notice included in the Electronic Services. Customer shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNY's request.

     (c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties ("Third Party Data"), such as pricing data and indicative data, and services supplied by third parties ("Third Party Services")
such as analytic and accounting services. Third Party Data and Third Party
Services supplied hereunder are obtained from sources that BNY reasonably believes to be reliable but are provided without any independent investigation by BNY. BNY and its suppliers do not represent or warrant that the Third Party
Data or Third Party Services are correct, complete or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for Customer's internal use, and may not be reused, disseminated or redistributed in any form. Customer shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier. Third Party Data and Third Party Services should not be used in making any investment decision. BNY AND ITS SUPPLIERS ARE NOT
RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD
PARTY DATA OR THIRD PARTY SERVICES. BNY's suppliers of Third Party Data and
Services are intended third party beneficiaries of this Section 1(c) and Section
5 below.

     (d) Customer understands and agrees that any links in the Electronic
Services to Internet sites may be to sites sponsored and maintained by third parties. BNY make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that

                                      -22-

such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third parry Internet sites are provided solely as a convenience to
Customer and Customer accesses and uses such sites at its own risk. A link in the Electronic Services to a third party site does not constitute BNY's endorsement, authorisation or sponsorship of such site or any products and services available from such site.

     2. Equipment. Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic
Services, and BNY shall not be responsible for the reliability or availability of any such equipment or services.

     3. Proprietary Information. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to Customer (other than which are or become part of the public domain or are legally required to be made available to the public)
(collectively, the "Information"), are the exclusive and confidential property of BNY or its suppliers. However, for the avoidance of doubt, reports generated by Customer containing information relating to its account(s) (except for Third
Party Data contained therein) are not deemed to be within the meaning of the term "Information." Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason,
Customer shall return to BNY any and all copies of the Information which are in its possession or under its control (except that Customer may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

     4. Modifications. BNY reserves the right to modify the Electronic Services from time to time. Customer agrees not to modify or attempt to modify the
Electronic Services without BNY's prior written consent. Customer acknowledges that any modifications to the Electronic Services, whether by Customer or BNY and whether with or without BNY's consent, shall become the property of BNY.

     5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. BNY AND ITS
MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT
TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES,
EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES
OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES
THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE
PROVIDED "AS IS." TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT
SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT
SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE
ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNY OR
SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BNY OR
ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR
MALFUNCTION. INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR
DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE
CONTROL.

     6. Security; Reliance; Unauthorized Use; Funds Transfers. BNY will establish security procedures to be followed in connection with the use of the
Electronic Services, and Customer agrees to comply with the security procedures. Customer understands and agrees that the security procedures are intended to determine whether instructions received by BNY through the
Electronic Services are authorized

                                      -23-

but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. Customer will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of Customer's use of the Electronic
Services, Customer shall return to BNY any security devices (e.g., token cards)
provided by BNY. BNY is hereby irrevocably authorized to comply with and rely upon on Instructions and other communications, whether or not authorized, received by it through the Electronic Services. Customer acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the
Electronic Services and that to the fullest extent permitted by applicable law
BNY shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by Customer arising from or in connection with the use of the Electronic Services or BNY's reliance upon and compliance with Instructions and other communications received through the Electronic Services. With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the BNY, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

     7. Acknowledgments. BNY shall acknowledge through the Electronic Services its receipt of each Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNY shall not be liable for any failure to act in accordance with such Instruction and Customer may not claim that such Instruction was received by BNY. BNY may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by BNY in sufficient time for BNY to act upon, or in accordance with such instructions or communications.

     8. Viruses. Customer and BONY agree to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

     9. Encryption. Customer acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. Customer agrees that BNY may deactivate any encryption features at any time, without notice or liability to Customer, for the purpose of maintaining, repairing or troubleshooting its systems.

     10. On-Line Inquiry and Modification of Records. In connection with
Customer's use of the Electronic Services, BNY may, at Customer's request, permit Customer to enter data directly into a BNY database for the purpose of modifying certain information maintained by BNY's systems, including, but not limited to, change of address information. To the extent that Customer is granted such access, Customer agrees to indemnify and hold BNY harmless from all loss, liability, cost, damage and expense (including attorney's fees and expenses) to which BNY may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNY database records initiated by Customer.

     11. Agents. Customer may, on advance written notice to the BNY, permit its agents and contractors ("Agents") to access and use the Electronic Services on
Customer's behalf, except that the BNY reserves the right to prohibit Customer's use of any particular Agent for any reason. Customer shall require its Agent(s)
to agree in writing to be bound by the terms of the Agreement, and Customer shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of
Customer. Each submission of a Instruction or other

                                      -24-

communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Customer that the Agent continues to be duly authorized by the Customer to so act on its behalf and the BNY may rely on the representations and warranties made herein in complying with such Instruction or communication. Any Instruction or other communication through the Electronic
Services by an Agent shall be deemed that of Customer, and Customer shall be bound thereby whether or not authorized. Customer may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on Customer's behalf. Upon cessation of any such Agent's services, Customer shall promptly terminate such Agent's access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNY and return them to BNY.

     12. Infringement. BNY will indemnify and hold harmless Customer with respect to any liability, damages, loss or claim incurred by or brought against
Customer by reason any claim or infringement against any patent, copyright, license or other property right arising out or by reason of the Customer's use of the Electronic Services in the form provided under this Appendix. BNY at its own expense will defend such action or claim brought against Customer to the extent that it is based on a claim that the Electronic Services in the form provided by BNY infringes any patent, copyrights, license or other property right, provided that BNY is provided with reasonable written notice of such claim, provided that the Customer has not settled, compromised or confessed any such claim without the BNY's written consent, in which event BNY shall have no liability or obligation hereunder, and provided Customer cooperates with and assists BNY in the defense of such claim. BNY shall have the right to control the defense of all such claims, lawsuit and other proceedings. If, as a result of any claim of infringement against any patent, copyright, license or other property right, BNY is enjoined from using the Electronic Services, or if BNY believes that the Electronic Services is likely to become the subject of a claim of infringement, BNY at its option may in its sole discretion either (a) at its expense procure the right for the Customer to continue to use the Electronic
Services, or (b) at its expense replace or modify the Electronic Services so as to make it non-infringing, or (c) may discontinue the license granted herein upon written notice to Customer.

                                      -25-

                                   SCHEDULE A

                                     Part 1

Name   Tax Identification Number
----   -------------------------

                                     Part 2

                                                                              Tax
                                                                         Identification
           Name                    Address             Signature             Number
---------------------------   ----------------   ---------------------   --------------

Morgan Stanley Series Funds   522 Fifth Avenue   /s/ Ronald E. Robison   26-0778839
--Morgan Stanley Diversified  New York, NY       ---------------------
  Large Cap Equity Fund       10036              Ronald E. Robison

Morgan Stanley Series Funds   522 Fifth Avenue   /s/ Ronald E. Robison   26-0778920
--Morgan Stanley Diversified  New York, NY       ---------------------
  International Equity Fund   10036              Ronald E. Robison

                                      -26-

                                   SCHEDULE I
                        CERTIFICATE OF AUTHORIZED PERSONS
                       (THE FUND - ORAL AND INSTRUCTIONS)

     The undersigned hereby certifies that he/she is the duly elected and acting
_____________________ of ____________ (the "Fund"), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund's Declaration of Trust and By-Laws to deliver
Certificates and Oral Instructions to The Bank of New York ("Custodian")
pursuant to the Custody Agreement between the Fund and Custodian dated
__________________, and that the signatures appearing opposite their names are true and correct:

Name                            Title                   Signature

Name                            Title                   Signature

Name                            Title                   Signature

Name                            Title                   Signature

Name                            Title                   Signature

Name                            Title                   Signature

Name                            Title                   Signature

     This certificate supersedes any certificate of Authorized Persons you may currently have on file.

                                      -27-

[seal]   By:
             --------------------------------
             Title:

Date:

                                      -28-